EX-10(5)

                PLAN OF REORGANIZATION AND DISTRIBUTION AGREEMENT


               This PLAN OF REORGANIZATION AND DISTRIBUTION AGREEMENT (this

"Agreement") is made as of this 30th day of June, 1995 between The Promus

Companies Incorporated, a Delaware corporation ("Promus") and Promus Hotel

Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of

Promus ("PRH").

                                    RECITALS

               WHEREAS, Promus, through subsidiaries, develops, manages and owns a hotel business consisting of the Embassy Suites, Hampton Inn, Hampton Inn and

Suites and Homewood Suites hotel brands (the "PRH Business") and the Harrah's casino entertainment business (the "Casino Business");

               WHEREAS, the Board of Directors of Promus has determined that it is in the best interests of Promus and the stockholders of Promus to separate the Casino Business, on the one hand, and the PRH Business, on the other hand,

and, in order to effect such separation, to transfer (or to cause its subsidiaries to transfer) to PRH or its Subsidiaries the stock of certain Promus subsidiaries principally engaged in the PRH Business and certain other assets relating principally to the PRH Business (the "Asset Transfers"), and thereafter to cause Embassy Suites, Inc., a wholly-owned subsidiary of Promus ("Embassy"),

to distribute all of the outstanding shares of common stock, par value $0.10 per share, of PRH to Promus (the "Embassy Distribution") and thereafter to cause

Promus to distribute such PRH common stock to the holders of Promus common stock

(the "Distribution");

               WHEREAS, Promus has already effected certain preliminary

transfers and corporate restructurings, which transactions are not contingent upon consummation of the Distribution and will not be undone if the Distribution does not occur; and

                                      -  -

               WHEREAS, in connection with the Distribution, Promus and PRH have determined that it is necessary and desirable to set forth the principal corporate transactions required to effect the Asset Transfers and the

Distribution, and to set forth the agreements that will govern certain matters following the Distribution.

               NOW, THEREFORE, in consideration of the mutual agreements,

provisions and covenants contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

               Section 1.01.  General.  As used in this Agreement, the following terms shall have the following meanings:

               Action:  Any action, claim, suit, arbitration, inquiry,

proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

               Affiliate:  Means with respect to any specified Person, any other

Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly,

whether through the ownership of voting securities, by contract or otherwise;

and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.  Notwithstanding the foregoing, (i) the Affiliates of Promus shall not include PRH, the PRH Subsidiaries or any other Person which would be an Affiliate of Promus by reason of Promus's ownership of the capital stock of

PRH prior to the Distribution or the fact that any officer or director of PRH or any of the PRH Subsidiaries shall also serve as an officer or director of



                                      -  -

Promus or any of the Retained Subsidiaries, and (ii) the Affiliates of PRH shall not include Promus, the Retained Subsidiaries or any other Person which would be an Affiliate of PRH by reason of Promus's ownership of the capital stock of PRH prior to the Distribution or the fact that any officer or director of PRH or any of the PRH Subsidiaries shall also serve as an officer or director of Promus or any of the Retained Subsidiaries.

               Agent:  The distribution agent appointed by Promus to distribute the PRH Common Stock and cash in lieu of fractional shares pursuant to the

Distribution.

               Annual Meeting:  The 1995 Annual Meeting of Stockholders of

Promus held on May 26, 1995, at which the Distribution and certain other matters relating to the Distribution were ratified and approved by the holders of a majority of the outstanding shares of Promus Common Stock.

               Code:  The Internal Revenue Code of 1986, as amended.

               Commission:  The Securities and Exchange Commission.

               Conveyancing and Assumption Instruments:  Collectively, the

various agreements, instruments and other documents to be entered into to effect the Asset Transfers and the assumption of Liabilities in the manner contemplated by this Agreement and the Related Agreements.

               Distribution Date:  The date determined by the Promus Board as the date on which the Distribution shall be effected, which Distribution Date is contemplated by the Promus Board to occur on or about June 30, 1995.

               Distribution Record Date:  The date established by the Promus

Board as the date for taking a record of the Holders of Promus Common Stock entitled to participate in the Distribution, which Distribution Record Date has been established as June 21, 1995, subject to the fulfillment on or before June

18, 1995 of certain conditions to the Distribution as provided in Section 4.02.

                                      -  -

               Employee Benefits Allocation Agreement:  The Benefits and Other

Employment Matters Allocation Agreement between Promus and PRH, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit A attached hereto.

               Exchange Act:  The Securities Exchange Act of 1934, as amended.

               Existing Management and Lease Agreements:  The existing

management or lease agreements with hotel property owners (including those entities in which Promus or its Subsidiaries are a partner or hold an equity interest) to which Promus and its Subsidiaries are parties, pursuant to which

Promus or its Subsidiaries lease, manage or operate lodging properties.

               Existing Promus Credit Facilities:  The credit facilities of

Promus set forth on Schedule 1.01(a).

               Financing Obligations:  All (i) indebtedness for borrowed money,

(ii) obligations evidenced by bonds, notes, debentures or similar instruments,

(iii) obligations under capitalized leases and deferred purchase arrangements,

(iv) reimbursement or other obligations relating to letters of credit or similar arrangements, and (v) obligations to guarantee, directly or indirectly, any of the foregoing types of obligations on behalf of others.

               Franchise Agreements:  All license, franchise or other agreements or commitments to which Promus or any of its Subsidiaries is a party pursuant to which Promus (either directly or through any such Subsidiary) has granted franchise rights with respect to the operation of hotel properties, and all other franchise rights either granted or received by Promus or any of its

Subsidiaries relating to the PRH Business.

               Harrah's:  Harrah's, a Nevada corporation.

               Harrah's Club:  Harrah's Club, a Nevada corporation.





                                      -  -

               Harrah's Entertainment Pro Forma Balance Sheet:  The Pro Forma

Consolidated Balance Sheet for Harrah's Entertainment, Inc. as of March 31, 1995

attached hereto as Exhibit B-1.

               Harrah's Entertainment Pro Forma Statement of Income:  The Pro

Forma Consolidated Statement of Income for Harrah's Entertainment, Inc. as of

March 31, 1995 attached hereto as Exhibit B-2.

               Holders:  The holders of record of Promus Common Stock as of the

Distribution Record Date.

               Information Technology Agreements:  The agreements to be entered into between Promus and PRH on or prior to the Distribution Date, providing for certain matters related to information technology after the Distribution Date,

in substantially the forms of the following:  Data Center Lease attached as

Exhibit C-1, Marketing Services Agreement attached as Exhibit C-2, Satellite

Services Agreement attached as Exhibit C-3, Software Agreement attached as

Exhibit C-4, Transitional Service Agreement attached as Exhibit

C-5, Administrative Systems Services Agreement attached as Exhibit C-6, and

Disaster Recovery Agreement attached as Exhibit C-7.

               Insurance Proceeds:  Those moneys (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of the insured, in either case net of any applicable premium adjustment,

retrospectively-rated premium, deductible, retention, cost or reserve paid or held by or for the benefit of such insured.

               IRS:  The Internal Revenue Service.

               Liabilities:  Any and all debts, liabilities and obligations,

absolute or contingent, matured or unmatured, liquidated or unliquidated,

accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts,



                                      -  -
liabilities and obligations arising under any law, rule, regulation, Action,

threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract,

agreement, commitment or undertaking.

               Meeting Record Date:  The record date established by the Promus

Board for determining stockholders of Promus entitled to vote at the Annual

Meeting.

               NYSE:  The New York Stock Exchange.

               Person:  Any individual, corporation, partnership, limited liability company, association, trust, estate or other entity or organization,

including any governmental entity or authority.

               PHI:  Promus Hotels, Inc., a Delaware corporation and a wholly-

owned subsidiary of PRH.

               Pre-Paid Transaction Expenses:  Amounts paid by Promus prior to the allocation of cash pursuant to Section 2.06 for legal, investment banking,

accounting, filing, printing and related expenses incurred by Promus in connection with the Distribution.

               PRH Board:  The Board of Directors of PRH.

               PRH Books and Records:  The books and records (including

computerized records) of PRH and the PRH Subsidiaries and all books and records owned by Promus and its Subsidiaries which relate to the PRH Business or are necessary to operate the PRH Business including, without limitation, all such books and records relating to PRH Employees, all files relating to any Action being assumed by PRH as part of the PRH Liabilities, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses,

leases, agreements and filings, relating to PRH, the PRH Subsidiaries or the PRH

Business (but not including the Promus Books and



                                      -  -

Records, provided that PRH shall have access to, and have the right to obtain duplicate copies of, the Promus Books and Records in accordance with the provisions of Article VII).

               PRH Business:  The businesses conducted by PRH and the PRH

Subsidiaries and the businesses conducted pursuant to or utilizing the PRH

Assets, including without limitation the management, operation and franchising of hotels, including all hotels in the "Embassy Suites," "Hampton Inn,"

"Homewood Suites," and "Hampton Inn and Suites" hotel chains.

               PRH Bylaws:  The Bylaws of PRH, substantially in the form of

Exhibit D, to be in effect at the Distribution Date.

               PRH Certificate:  The Restated Certificate of Incorporation of

PRH, substantially in the form of Exhibit E, to be in effect at the Distribution

Date.

               PRH Common Stock:  The common stock, par value $0.10 per share,

of PRH (together with any PRH Rights issued pursuant to the PRH Rights Plan).

               PRH Credit Agreement:  The Credit Agreement between NationsBank,

N.A., Embassy, PHI, the Guarantors and the Several Lenders referred to therein,

dated as of June 7, 1995, and all documents evidencing or securing such Credit

Agreement or executed and delivered by the parties to such Credit Agreement in connection therewith.

               PRH Employees:  The meaning specified in the Employee Benefits

Allocation Agreement.

               PRH Group:  PRH and the PRH Subsidiaries, collectively.

               PRH Liabilities:  (i) All of the Liabilities of the PRH Group

under, or to be retained or assumed by PRH or any of the PRH Subsidiaries pursuant to, this Agreement or any of the Related Agreements, including those set forth on Schedule 1.01(b), (ii) all of the Liabilities under the PRH



                                      -  -

Credit Agreement, (iii) all Liabilities for payment of outstanding drafts of

Promus attributable to the PRH Business existing as of the Distribution Date,

and (iv) all other Liabilities (excluding Embassy liabilities with respect to the Excluded Assets) arising out of or in connection with any of the PRH Assets or the PRH Business, determined on a basis consistent with the determination of the Liabilities of PRH included on the PRH Pro Forma Balance Sheet (as reflected in the "Distribution Pro Forma column") (including, without limitation, any liabilities arising out of or related to the transfer to PRH or its Affiliates of the PRH Assets or the PRH Business).

               PRH Pro Forma Balance Sheet:  The Pro Forma Consolidated Balance

Sheet for PRH as of March 31, 1995 attached hereto as Exhibit F-1.

               PRH Pro Forma Statement of Income:  The Pro Forma Combined

Statement of Income for PRH as of March 31, 1995 attached hereto as Exhibit

F-2.

               PRH Subsidiaries:  The Transferred Subsidiaries and all

Subsidiaries of PRH or the Transferred Subsidiaries at the time of the

Distribution.

               Privileges:  All privileges regarding Information or use of lawyers, accountants or other service providers that may be asserted under applicable law including, without limitation, privileges or rights arising under or relating to the attorney-client relationship (including but not limited to the attorney-client and work product privileges and waivers of conflicts of interest), the accountant-client privilege, and privileges relating to internal valuative processes.

               Privileged Information:  All Information as to which Promus, PRH or any of their Subsidiaries are entitled to assert the protection of a

Privilege.



                                      -  -

               Promus Board:  The Board of Directors of Promus.

               Promus Books and Records:  The books and records (including computerized records) of Promus and the Retained Subsidiaries and all books and records owned by Promus and its Subsidiaries which relate to the Retained

Business, are necessary to operate the Retained Business, or are required by law to be retained by Promus, including, without limitation, all such books and records relating to Retained Employees, all files relating to any Action pertaining to the Retained Liabilities, all records required to be maintained by

Promus under the Settlement Agreement, original corporate minute books, stock ledgers and certificates and corporate seals, and all licenses, leases,

agreements and filings, relating to Promus, the Retained Subsidiaries or the

Retained Business (but not including the PRH Books and Records, provided that

Promus shall have access to, and shall have the right to obtain duplicate copies of, the PRH Books and Records in accordance with the provisions of Article VII).

               Promus Common Stock:  The common stock, par value $0.10 per share, of Promus.

               Promus Group:  Promus and the Retained Subsidiaries,

collectively.

               Property Tax Services Agreement:  The Property Tax Services

Agreement between PRI and Embassy, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit J attached hereto.

               Proxy Statement:  The proxy statement dated April 25, 1995 provided to the holders of Promus Common Stock as of the Meeting Record Date in

connection with the Annual Meeting.

               Related Agreements:  All of the agreements, contracts,

instruments, understandings, assignments or other arrangements which are



                                      -  -
entered into in connection with the transactions contemplated hereby and which are set forth in a writing, including, without limitation:  the Conveyancing and

Assumption Instruments, the Employee Benefits Allocation Agreement, the Tax

Sharing Agreement, the Trademark Assignment Agreement, the Information

Technology Agreements, the Risk Management Allocation Agreement, and the

Property Tax Services Agreement.

               Retained Assets:  The assets of Promus other than the PRH Assets,

including without limitation (i) the capital stock of the Retained Subsidiaries,

(ii) the Retained Real Property, (iii) assets relating to the Retained Business,

determined on a basis consistent with the determination of assets included on the Harrah's Entertainment Pro Forma Balance Sheet (as reflected in the

"Distribution Pro Forma" column), (iv) all of the assets expressly allocated to

Promus or any of the Retained Subsidiaries under this Agreement or the Related

Agreements, including those set forth on Schedule 1.01(c), (v) any other assets of Promus and its Affiliates relating to the Retained Business, and (vi) the

Excluded Assets set forth on Schedule 2.01(a).

               Retained Business:  The businesses conducted by Promus and its

Affiliates other than the PRH Business, including without limitation, the Casino

Business.

               Retained Employees:  The meaning specified in the Employee

Benefits Allocation Agreement.

               Retained Liabilities:  (i) All of the Liabilities arising out of or in connection with the Retained Assets or the Retained Business determined on a basis consistent with the determination of the Liabilities of Promus included on the Harrah's Entertainment Pro Forma Consolidated Balance Sheet (as reflected in the "Distribution Pro Forma" column), (ii) all of the



                                      -  -

Liabilities of Promus under, or to be retained or assumed by Promus or any of the Retained Subsidiaries pursuant to, this Agreement or any of the Related

Agreements, including those set forth on Schedule 1.01(d), (iii) any Financing

Obligations not constituting PRH Liabilities (including, without limitation, the

Existing Promus Credit Facilities identified on Schedule 1.01(a)), (iv) all

Liabilities for the payment of outstanding drafts of Promus attributable to the

Retained Business existing as of the Distribution Date, (v) all debts,

liabilities or other obligations, including any related claims that may be asserted, whether prior to or after the Distribution Date, arising from the

Settlement Agreement and (vi) all other Liabilities of Promus not constituting

PRH Liabilities.

               Retained Real Property:  The ownership interests of Promus and its Affiliates in real property that is not Transferred Real Property, including the real property identified on Schedule 1.01(e).

               Retained Subsidiaries:  All Subsidiaries of Promus, except PRH and the PRH Subsidiaries.

               Risk Management Allocation Agreement:  The Risk Management

Allocation Agreement between Promus and PRH, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit G hereto.

               Securities Act:  the Securities Act of 1933, as amended.

               Senior Subordinated Notes:  The 10-7/8% Senior Subordinated Notes

due 2002 and the 8-3/4% Senior Subordinated Notes due 2000 of Embassy.

               Settlement Agreement:  The Settlement Agreement dated March 17,

1995, whereby Plaintiff and defendant settled the litigation styled Bass Public

Limited Company, Bass International Holdings N.V., (U.S.A.) Incorporated,

Holiday Corporation and Holiday Inns, Inc. v. The Promus



                                      -  -

Companies Incorporated formerly pending in the United States District Court for the Southern District of New York (92 Civ. 0969).

               Subsidiary:  With respect to any Person, (a) any corporation of which at least a majority in interest of the outstanding voting stock (having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time,

directly or indirectly, owned or controlled by such Person, by one or more

Subsidiaries of such Person, or by such Person and one or more of its

Subsidiaries, or (b) any non-corporate entity in which such Person, one or more

Subsidiaries of such Person, or such Person and one or more Subsidiaries of such

Person, directly or indirectly, at the date of determination thereof, has at least majority ownership interest.

               Tax Sharing Agreement:  The Tax Sharing Agreement between PRH and

Promus, which agreement shall be entered into on or prior to the Distribution

Date in substantially the form of Exhibit H attached hereto.

               Trademark Assignment Agreement:  The Trademark Assignment

Agreement between Promus and PRH, pursuant to which Promus will convey certain intellectual property rights to PRH, which agreement shall be entered into on or prior to the Distribution Date in substantially the form of Exhibit I attached hereto.

               Transferred Joint Venture Interests:  The partnership and joint venture interests and minority equity interests identified on Schedule 1.01(f).

               Transferred Real Property:  The real property identified on

Schedule 1.01(g).



                                      -  -

               Transferred Subsidiaries:  The Subsidiaries identified on

Schedule 1.01(h).

               Transferred Subsidiary Stock:  All of the issued and outstanding capital stock of the Transferred Subsidiaries.

               Section 1.02.  Terms Defined Elsewhere in Agreement.

               Each of the following terms is defined in the Section set forth opposite such term:

               Term                                    Section
               ----                                    -------
               Asset Transfers                         Recitals
               Consents                                4.01
               Distribution                            Recitals
               Embassy Distribution                    Recitals
               Form 10 Registration Statement          4.02
               Indemnifiable Loss                      5.01
               Indemnifying Party                      5.03
               Indemnitee                              5.03
               Information                             7.02
               Promus                                  Recitals
               Promus Indemnitees                      5.02
               PRH                                     Recitals
               PRH Assets                              2.01
               PRH Indemnitees                         5.01
               PRH Rights                              6.06
               PRH Rights Plan                         6.06
               Third-Party Claim                       5.04


                                   ARTICLE II

                               TRANSFER OF ASSETS

               Section 2.01.  Transfer of Assets to PRH; Harrah's Mergers.

               (a)  Prior to the Distribution Date, Promus shall take or cause to be taken all actions necessary to cause the transfer, assignment, delivery and conveyance to PRH or its Subsidiaries (as directed by PRH) of all of

Promus's and its Subsidiaries' right, title and interest in the PRH Assets.  The

"PRH Assets" shall consist of the following assets:

                  (i)    the Transferred Subsidiary Stock;





                                      -  -

                  (ii)   the trademarks, service marks, goodwill and other

                         intangible properties and rights to be conveyed to PRH

                         pursuant to the Trademark Assignment Agreement;

                  (iii)  the Existing Management and Lease Agreements;

                  (iv)   the Franchise Agreements;

                  (v)    the Transferred Real Property;

                  (vi)   the Transferred Joint Venture Interests;

                  (vii)  the PRH Books and Records;

                  (viii) all licenses and permits relating to the PRH

                         Business;

                  (ix)   the two U.S. Dollar Swap Transactions between Embassy

                         and NationsBank, N.A., each with the notional amount of

                         $50 million, effective on March 20, 1995 and January

                         26, 1995, respectively;

                  (x)    all of the other assets to be assigned to PRH under

                         this Agreement or the Related Agreements; and

                  (xi)   all other assets relating to the PRH Business,

                         determined on a basis consistent with the determination

                         of the assets included on the PRH Pro Forma Combined

                         Balance Sheet (as reflected in the "Distribution Pro

                         Forma" column);

provided, that the PRH Assets shall exclude any rights of Embassy pursuant to the agreements set forth on Schedule 2.01(a).

               (b)  Following the consummation of the Asset Transfers described in Section 2.01(a) and prior to the Distribution Date, Promus shall take or cause to be taken all actions necessary to cause Casino Holding Company to be merged with and into Harrah's Club (with Harrah's Club as the surviving corporation) and to cause Embassy to contribute to the capital of Harrah's

(which shall in turn contribute to the capital of Harrah's Club) all of

                                      -  -

Embassy's right, title and interest in its Northern Nevada and Las Vegas casino properties.

               Section 2.02.  Transfers Not Effected Prior to the Distribution.

               To the extent that any transfers contemplated by this Article II shall not have been fully effected on the Distribution Date, the parties shall cooperate to effect such transfers as promptly as shall be practicable following the Distribution Date.  Nothing herein shall be deemed to require the transfer of any assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred or assumed; provided, however, that

Promus and PRH and their respective Subsidiaries and Affiliates shall cooperate in seeking to obtain any necessary consents or approvals for the transfer of all assets and Liabilities contemplated to be transferred pursuant to this Article

II.  In the event that any such transfer of assets or Liabilities has not been consummated effective as of the Distribution Date, the party retaining such asset or Liability shall thereafter hold such asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) and retain such Liability for the account of the party by whom such

Liability is to be assumed pursuant hereto, and take such other actions as may be reasonably required in order to place the parties, insofar as reasonably possible, in the same position as would have existed had such asset been transferred or such Liability been assumed as contemplated hereby.  As and when any such asset or Liability becomes transferable, such transfer and assumption shall be effected forthwith.  The parties agree that, except as set forth in this subsection (a), as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the assets, together with all rights, powers and privileges incidental thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement

all of the Liabilities,               -  -
and all duties, obligations and responsibilities incidental thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this

Agreement.

               Section 2.03.  Cooperation Re:  Assets.

               In the case that at any time after the Distribution Date, PRH reasonably determines that any of the Retained Assets (other than the assets set forth on Schedule 2.01(a)) are essential for the conduct of the PRH Business, or

Promus reasonably determines that any of the PRH Assets are essential for the conduct of the Retained Business, and the nature of such assets makes it impracticable for PRH or Promus, as the case may be, to obtain substitute assets or to make alternative arrangements on commercially reasonable terms to conduct their respective businesses, and reasonable provisions for the use thereof are not already included in the Related Agreements, then PRH (with respect to the

PRH Assets) and Promus (with respect to the Retained Assets) shall cooperate to make such assets available to the other party on commercially reasonable terms,

as may be reasonably required for such party to maintain normal business operations (provided that such assets shall be required to be made available only until such time as the other party may reasonably obtain substitute assets or make alternative arrangements on commercially reasonable terms to permit it to maintain normal business operations).

               Section 2.04.  No Representations or Warranties; Consents.  Each

of the parties hereto understands and agrees that no party hereto is, in this

Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way (i) as to the value or freedom from encumbrance of, or any other matter concerning, any assets of such party or (ii) as to the legal sufficiency to convey title to any asset transferred pursuant to this Agreement or any Related Agreement, including,

                                      -  -
without limitation, any Conveyancing or Assumption Instruments.  It is also agreed and understood that there are no warranties whatsoever, express or implied, given by either party to the Agreement, as to the condition, quality,

merchantability or fitness of any of the assets, businesses or other rights either transferred to or retained by the parties, as the case may be, and all such assets, businesses or other rights shall be "as is, where is" and "with all faults" (provided, however, that the absence of warranties given by the parties shall not negate the allocation of Liabilities under this Agreement and shall have no effect on any manufacturers', sellers', or other third parties'

warranties which are intended to be transferred with such assets).  Similarly,

each party hereto understands and agrees that no party hereto is, in this

Agreement or in any other agreement or document contemplated by this Agreement or otherwise, representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable laws or judgments or other instruments or agreements relating to such assets.  Notwithstanding the foregoing, the parties shall use their good faith efforts to obtain all consents and approvals, to enter into all reasonable amendatory agreements and to make all filings and applications which may be reasonably required for the consummation of the transactions contemplated by this Agreement, and shall take all such further actions as shall be deemed reasonably necessary to preserve for each of the PRH Group and the Promus Group, to the greatest extent reasonably feasible, consistent with this Agreement, the economic and operational benefits of the allocation of assets and Liabilities provided for in this Agreement.  In case at any time after the Distribution Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and

directors of                          -  -
each party to this Agreement shall take all such necessary or desirable action,

provided, that any financial cost shall be borne by the party receiving the benefit of the action.

               Section 2.05.  Conveyancing and Assumption Instruments.  In

connection with the Asset Transfers and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in such forms as the parties shall reasonably agree, including the transfer of the Transferred Real Property with deeds as may be appropriate, the assignment of trademarks and franchise rights and the assignment and assumption of the

Existing Management and Lease Agreements, Transferred Joint Venture Interests,

and the Franchise Agreements.  The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved and, to the extent required by applicable law, by notation on public registries.

               Section 2.06.  Cash Allocation.

               (a)  Cash Allocation on the Distribution Date.

               The allocation between Promus and PRH of all domestic and

international cash bank balances and short-term investments ("cash") of Promus and its Subsidiaries recorded per the books of Promus and its Subsidiaries as of the close of business on the Distribution Date (the "Pre-Distribution Cash

Balance") shall be in accordance with the following:

                    (i)  all petty cash accounts of hotel properties on the

                         Distribution Date shall be transferred to PRH;

                    (ii) all cash received in and deposits made to the

                         local deposit accounts for business activities

                         relating to the PRH Business to and including the

                         Distribution

                                      -  -

                         Date which has not previously been transferred to

                         Promus shall be remitted to Promus no later than five

                         business days following the Distribution Date; and

                   (iii) all Liabilities for payment of outstanding drafts

                         drawn on accounts allocated to PRH shall be paid

                         by PRH (except that, with respect to outstanding

                         drafts relating to Existing Management and Lease

                         Agreements, including Transferred Joint Venture

                         Interests, Promus shall reimburse PRH for such

                         outstanding drafts net of any corresponding

                         receivable transferred to PRH).

               (b)  Cash Management After the Distribution Date.  PRH shall establish and maintain a separate cash management system and accounting records with respect to the PRH Business effective as of 12:01 a.m. on the day following the Distribution Date; thereafter, (i) any payments by Promus or its Retained

Subsidiaries on behalf of PRH or the PRH Subsidiaries in connection with the PRH

Business (including, without limitation, any such payments in respect of

Liabilities or other obligations of PRH or the PRH Subsidiaries under the

Employee Benefits Allocation Agreement) shall be recorded in the accounts of the

PRH Group as a payable from the PRH Group to the Promus Group; (ii) any payments by PRH or the PRH Subsidiaries on behalf of Promus or its Retained Subsidiaries in connection with the Retained Business (including, without limitation, any such payments in respect to Liabilities or other obligations of Promus or its

Retained Subsidiaries under the Employee Benefits Allocation Agreement) shall be recorded in the accounts of the Promus Group as a payable from the Promus Group to the PRH Group; (iii) any cash payments received by Promus and the Retained

Subsidiaries relating to the PRH Business or the PRH Assets shall be recorded in the accounts of the Promus Group as a payable from the Promus Group to the PRH

Group; (iv) any cash payments

                                      -  -
received by PRH or the PRH Subsidiaries relating to the Retained Business or the

Retained Assets shall be recorded in the accounts of the PRH Group as a payable from the PRH Group to the Promus Group; (v) PRH and Promus shall make adjustments for late deposits, checks returned for not sufficient funds and other post-Distribution Date transactions as shall be reasonable under the circumstances consistent with the purpose and intent of this Agreement; and (vi)

the net balance due to the Promus Group or the PRH Group, as the case may be, in respect of the aggregate amounts of clauses (i), (ii), (iii), (iv) and (v) shall be paid by PRH or Promus, as appropriate, as promptly as practicable.  For purposes of this Section 2.06(b), the parties contemplate that the Retained

Business and the PRH Business, including but not limited to the administration of accounts payable and accounts receivable, will be conducted in the normal course.

               (c)  All transactions contemplated in this Section 2.06 shall be subject to audit by the parties, and any dispute thereunder shall be resolved by

Arthur Andersen LLP ("Arthur Andersen") (or, if Arthur Andersen is not

available, by such other independent firm of certified public accounts mutually acceptable to Promus and PRH), whose decision shall be final and unappealable.

               Section 2.07.  Financing.

               Prior to the Asset Transfers and other transactions described in this Article II, Embassy shall enter into the PRH Credit Agreement and shall borrow $215 million in cash under the PRH Credit Agreement.  Embassy shall use the net proceeds of the borrowings under the PRH Credit Agreement to retire a portion of its indebtedness outstanding under the Existing Promus Credit

Facilities.





                                      -  -

                                   ARTICLE III

                   ASSUMPTION AND SATISFACTION OF LIABILITIES

               Section 3.01.  Assumption and Satisfaction of Liabilities.

               (a)  Except as set forth in the Employee Benefits Allocation

Agreement, the Tax Sharing Agreement or other Related Agreements, effective as of and after the Distribution Date, (i) PRH shall, and/or shall cause the PRH

Subsidiaries to, assume, pay, perform, and discharge in due course all of the

PRH Liabilities and (ii) Promus shall, and/or shall cause the Retained

Subsidiaries to, pay, perform and discharge in due course all of the Retained

Liabilities.

               (b)  Effective as of and after the Distribution Date, PRH shall cause Embassy to be released and discharged from any and all Liabilities under the PRH Credit Agreement.

                                   ARTICLE IV

                                THE DISTRIBUTION

               Section 4.01.  Cooperation Prior to the Distribution.

               (a)  Promus and PRH shall cooperate in preparing, filing with the

Commission and causing to become effective any registration statements or amendments thereof which are appropriate to reflect the establishment of, or amendments to, any employee benefit plans and other plans contemplated by the

Employee Benefits Allocation Agreement.

               (b)  Promus and PRH shall take all such action as may be

necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement and the Related Agreements.

               (c)  Promus and PRH shall use all reasonable efforts to obtain any third-party consents or approvals necessary or desirable in connection with the transactions contemplated hereby ("Consents").

                                      -  -

               (d)  Promus and PRH will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable law, to consummate the transactions contemplated under this Agreement.

               Section 4.02.  Promus Board Action; Conditions Precedent to the

Distribution.  The Promus Board shall, in its discretion, establish any appropriate procedures in connection with the Distribution.  In no event shall the Distribution occur unless the following conditions shall have been satisfied:

                  (i)    each of the Distribution Proposals (as defined in the

                         Proxy Statement) having been approved by Promus's

                         stockholders;

                  (ii)   the Promus Board having received an opinion from Latham

                         & Watkins to the effect that the Embassy Distribution

                         and the Distribution will qualify as a tax-free

                         transaction under Section 355 of the Code;

                  (iii)  the transfers of assets and Liabilities contemplated by this Agreement having been consummated in all material

                         respects;

                  (iv)   the PRH Common Stock and associated PRH Rights having

                         been approved for listing on the New York Stock

                         Exchange subject to official notice of issuance;

                  (v)    the PRH Board, comprised as contemplated by

                         Section 6.01, having been elected by Embassy, as sole

                         stockholder of PRH, and the PRH Certificate and the PRH

                         Bylaws, as each will be in effect after the

                         Distribution, having been adopted and being in effect;

                  (vi)   PRH having entered into the PRH Credit Agreement;

                                      -  -

                  (vii)  the Registration Statement on Form 10 with respect to the PRH Common Stock (the "Form 10 Registration

                         Statement") having become effective under the Exchange

                         Act;

                 (viii)  all third party consents to the transactions

                         contemplated by the Distribution Proposals having

                         been obtained (including, without limitation,

                         consents having been obtained from holders of the

                         Senior Subordinated Notes to certain amendments to

                         the covenants contained in such Notes), except for

                         those the failure of which to obtain would not

                         have a material adverse effect on PRH or Harrah's

                         Entertainment;

                  (ix)   Embassy having obtained from its lenders under the

                         Existing Promus Credit Facilities consents to the

                         transactions contemplated by the Distribution

                         Proposals; and

                  (x)    James D. Wolfensohn Incorporated having delivered an

                         updated opinion to the Promus Board, dated as of the

                         Distribution Date, in substantially the same form as

                         the opinion set forth in Exhibit K;

provided, however, that (i) any such condition may be waived by the Promus Board in its sole discretion, and (ii) the satisfaction of such conditions shall not create any obligation on the part of Promus or any other party hereto to effect the Distribution or in any way limit Promus's power of termination set forth in

Section 9.07 or alter the consequences of any such termination from those specified in such Section.



                                      -  -

               Section 4.03.  The Distribution.  On the Distribution Date,

subject to the conditions and rights of termination set forth in this Agreement,

PRH shall issue and deliver to Embassy, and Embassy shall assign and deliver to Promus, and Promus shall endorse in blank and deliver to the

Agent, a share certificate for PRH Common Stock representing a number of such shares which, when taken together with the shares of PRH Common Stock already owned by Embassy, will result in Embassy owning one share of PRH Common Stock for each two shares of Promus Common Stock issued and outstanding on the

Distribution Record Date.  Promus shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, to the Holders one share of the PRH Common Stock for each two shares of Promus Common Stock held by such

Holders and cash in lieu of fractional shares of PRH Common Stock as provided in

Section 4.04.  PRH agrees to provide all share certificates that the Agent shall require in order to effect the Distribution.

               Section 4.04.  Cash in Lieu of Fractional Shares.

               No certificate or scrip representing fractional shares of PRH

Common Stock shall be issued as part of the Distribution and in lieu thereof,

each holder of PRH Common Stock who would otherwise be entitled to receive a fractional share of the PRH Common Stock will receive cash for such fractional share.  Promus shall instruct the Agent to determine the number of whole shares and fractional shares of PRH Common Stock allocable to each holder of record of the Promus Common Stock as of the Distribution Record Date.  Promus shall instruct the Agent to aggregate all such fractional shares into whole shares and sell the whole shares obtained thereby in the open market as soon as practicable following the Distribution Date at then prevailing prices on behalf of Holders who otherwise would be entitled to receive fractional share interests and to distribute to each such Holder such Holder's ratable share of

                                      -  -
the proceeds of such sale as soon as practicable after the Distribution Date.

Promus shall bear the costs of commissions incurred in connection with such sales.

                                    ARTICLE V

                                 INDEMNIFICATION

               Section 5.01.  Indemnification by Promus.  Except as otherwise expressly set forth in a Related Agreement, Promus shall indemnify, defend and hold harmless PRH and each of the PRH Subsidiaries, and each of their respective directors, officers, employees, agents and Affiliates and each of the heirs,

executors, successors and assigns of any of the foregoing (the "PRH

Indemnitees") from and against the Retained Liabilities and any and all losses,

Liabilities and damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments,

settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "PRH Indemnifiable

Losses" and, individually, a "PRH Indemnifiable Loss") of the PRH Indemnitees

arising out of or due to the failure or alleged failure of Promus or any of its

Affiliates (i) to pay, perform or otherwise discharge in due course any of the

Retained Liabilities, or (ii) comply with the provisions of Section 6.04.

               Section 5.02.  Indemnification by PRH.  Except as otherwise expressly set forth in a Related Agreement (other than a deed giving effect to a transfer of the Transferred Real Property), PRH shall indemnify, defend and hold harmless Promus and each of the Retained Subsidiaries, and each of their directors, officers, employees, agents and Affiliates and each of the heirs,

executors, successors and assigns of any of the foregoing (the "Promus



                                      -  -

Indemnitees") from and against the PRH Liabilities and any and all losses,

Liabilities, damages, including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments,

settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions (collectively, "Promus

Indemnifiable Losses" and, individually, a "Promus Indemnifiable Loss") of the

Promus Indemnitees arising out of or due to the failure or alleged failure of

PRH or any of its Affiliates to (i) pay, perform or otherwise discharge in due course any of the PRH Liabilities or (ii) comply with the provisions of Section

6.04.  The "PRH Indemnifiable Losses" and the "Promus Indemnifiable Losses" are

collectively referred to as the "Indemnifiable Losses."

               Section 5.03.  Insurance Proceeds.  The amount which any party

(an "Indemnifying Party") is or may be required to pay to any other Person (an

"Indemnitee") pursuant to Section 5.01 or Section 5.02 shall be reduced

(including, without limitation, retroactively) by any Insurance Proceeds or other amounts actually recovered by or on behalf of such Indemnitee in reduction of the related Indemnifiable Loss.  If an Indemnitee shall have received the payment required by this Agreement from an Indemnifying Party in respect of an

Indemnifiable Loss and shall subsequently actually receive Insurance Proceeds,

or other amounts in respect of such Indemnifiable Loss as specified above, then such Indemnitee shall pay to such Indemnifying Party a sum equal to the amount of such Insurance Proceeds or other amounts actually received.

               Section 5.04.  Procedure for Indemnification.

               (a)  Except as may be set forth in a Related Agreement, if an

Indemnitee shall receive notice or otherwise learn of the assertion by a

                                      -  -

Person (including, without limitation, any governmental entity) who is not a party to this Agreement or to any of the Related Agreements of any claim or of the commencement by any such Person of any Action (a "Third-Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification pursuant to this Agreement, such Indemnitee shall give such

Indemnifying Party written notice thereof promptly after becoming aware of such

Third-Party Claim; provided, that the failure of any Indemnitee to give notice as required by this Section 5.04 shall not relieve the Indemnifying Party of its obligations under this Article V, except to the extent that such Indemnifying

Party is prejudiced by such failure to give notice.  Such notice shall describe the Third-Party Claim in reasonable detail, and shall indicate the amount

(estimated if necessary) of the Indemnifiable Loss that has been or may be sustained by such Indemnitee.

               (b)  An Indemnifying Party may elect to defend or to seek to settle or compromise, at such Indemnifying Party's own expense and by such

Indemnifying Party's own counsel, any Third-Party Claim, provided that the

Indemnifying Party must confirm in writing that it agrees that the Indemnitee is entitled to indemnification hereunder in respect of such Third-Party Claim.

Within 30 days of the receipt of notice from an Indemnitee in accordance with

Section 5.04(a) (or sooner, if the nature of such Third-Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether to assume responsibility for such Third-Party Claim (provided that if the Indemnifying Party does not so notify the Indemnitee of its election within

30 days after receipt of such notice from the Indemnitee, the Indemnifying Party shall be deemed to have elected not to assume responsibility for such Third-

Party Claim), and such Indemnitee shall cooperate in the defense or settlement or compromise of such Third-Party Claim.  After notice from an Indemnifying

Party to an Indemnitee of its

                                      -  -
election to assume responsibility for a Third-Party Claim, such Indemnifying

Party shall not be liable to such Indemnitee under this Article V for any legal or other expenses (except expenses approved in advance by the Indemnifying

Party) subsequently incurred by such Indemnitee in connection with the defense thereof; provided, that if the defendants or parties against which relief is sought in any such claim include both the Indemnifying Party and one or more

Indemnitees and in such Indemnitees' reasonable judgment a conflict of interest between such Indemnitees and such Indemnifying Party exists in respect of such claim, such Indemnitees shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel (but not more than one separate counsel reasonably satisfactory to the Indemnifying

Party) shall be paid by such Indemnifying Party.  If an Indemnifying Party elects not to assume responsibility for a Third-Party Claim (which election may be made only in the event of a good faith dispute that a claim was inappropriately tendered under Section 5.01 or 5.02, as the case may be) such

Indemnitee may defend or (subject to the following sentence) seek to compromise or settle such Third-Party Claim.  Notwithstanding the foregoing, an Indemnitee may not settle or compromise any claim without prior written notice to the

Indemnifying Party, which shall have the option within ten days following the receipt of such notice (i) to disapprove the settlement and assume all past and future responsibility for the claim, including reimbursing the Indemnitee for prior expenditures in connection with the claim, or (ii) to disapprove the settlement and continue to refrain from participation in the defense of the claim, in which event the Indemnifying Party shall have no further right to contest the amount or reasonableness of the settlement if the Indemnitee elects to proceed therewith, or (iii) to approve the amount of the settlement,

reserving the Indemnifying Party's right to contest the Indemnitee's right to indemnity, or

                                      -  -

(iv) to approve and agree to pay the settlement.  In the event the Indemnifying

Party makes no response to such written notice from the Indemnitee, the

Indemnifying Party shall be deemed to have elected option (ii).

               (c)  If an Indemnifying Party chooses to defend or to seek to compromise any Third-Party Claim, the Indemnitee shall make available to such

Indemnifying Party any personnel and any books, records or other documents within its control or which it otherwise has the ability to make available that are necessary or appropriate for such defense or compromise.

               (d)  Notwithstanding anything else in this Section 5.04 to the contrary, an Indemnifying Party shall not settle or compromise any Third-Party

Claim unless such settlement or compromise contemplates as an unconditional term thereof the giving by such claimant or plaintiff to the Indemnitee of a written release from all liability in respect of such Third-Party Claim (and provided further that such settlement may not provide for any non-monetary relief by

Indemnitee without the written consent of Indemnitee) and unless such settlement or compromise does not involve any new or additional contractual or other burdens on the Indemnitee.  In the event the Indemnitee shall notify the

Indemnifying Party in writing that such Indemnitee declines to accept any such settlement or compromise, such Indemnitee may continue to contest such Third-

Party Claim, free of any participation by such Indemnifying Party, at such

Indemnitee's sole expense.  In such event, the obligation of such Indemnifying

Party to such Indemnitee with respect to such Third-Party Claim shall be equal to (i) the costs and expenses of such Indemnitee prior to the date such

Indemnifying Party notifies such Indemnitee of the offer to settle or compromise

(to the extent such costs and expenses are otherwise indemnifiable hereunder)

plus (ii) the lesser of (A) the amount of any offer of settlement or compromise which such Indemnitee declined to accept and (B)

                                      -  -
the actual out-of-pocket amount such Indemnitee is obligated to pay subsequent to such date as a result of such Indemnitee's continuing to pursue such Third-

Party Claim.

               (e)  Any claim on account of an Indemnifiable Loss which does not result from a Third-Party Claim shall be asserted by written notice given by the

Indemnitee to the applicable Indemnifying Party.  Such Indemnifying Party shall have a period of 15 days after the receipt of such notice within which to respond thereto.  If such Indemnifying Party does not respond within such 15-day period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment.  If such Indemnifying Party does not respond within such 15-day period or rejects such claim in whole or in part, such

Indemnitee shall be free to pursue such remedies as may be available to such party under applicable law or under this Agreement.

               (f)  In addition to any adjustments required pursuant to Section

5.03, if the amount of any Indemnifiable Loss shall, at any time subsequent to the payment required by this Agreement, be reduced by recovery, settlement or otherwise, the amount of such reduction, less any expenses incurred in connection therewith, shall promptly be repaid by the Indemnitee to the

Indemnifying Party.

               (g)  In the event of payment by an Indemnifying Party to any

Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim.  Such Indemnitee shall cooperate with such

Indemnifying Party in a reasonable manner, and at the cost and expense of such

Indemnifying Party, in prosecuting any subrogated right or claim.

                                      -  -

               Section 5.05.  Remedies Cumulative.  The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any

Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

               Section 5.06.  Survival of Indemnities.  The obligations of each of PRH and Promus under this Article V shall survive the sale or other transfer by it of any assets or businesses or the assignment by it of any Liabilities,

with respect to any Indemnifiable Loss of the other related to such assets,

businesses or Liabilities.

               Section 5.07.  After-Tax Indemnification Payments.  Except as

otherwise expressly provided herein or in a Related Agreement, any indemnification payment made by either party under this Article V shall give effect to, and be reduced by the value of, any and all applicable deductions,

losses, credits, offsets or other items for Federal, state or other tax purposes attributable to the payment of the indemnified liability by the Indemnitee in a manner consistent with the treatment of tax indemnity payments under the Tax

Sharing Agreement.

               Section 5.08.  Characterization of Payments.  Any payment (other than interest thereon) made by either party under this Article V shall be treated by all parties for tax purposes to the extent permitted by law, and for accounting purposes to the extent permitted by generally accepted accounting principles, as non-taxable dividend distributions or capital contributions made prior to the close of business on the Closing Date.

                                   ARTICLE VI

                           CERTAIN ADDITIONAL MATTERS

               Section 6.01.  PRH Board.  PRH and Promus shall take all actions which may be required to constitute, effective as of the Distribution Date, the following persons as the directors of PRH:  Michael D. Rose, Ronald Terry,
                                      -  -

Ben C. Peternell, Raymond E. Schultz, David Sullivan, U. Bertram Ellis, Jr.,

Debra J. Fields, Christopher W. Hart, C. Warren Neel, Michael I. Roth, and Jay

Stein.

               Section 6.02.  Resignations; Promus Board.  PRH shall cause all of its directors and PRH Employees to resign, effective as of the Distribution

Date, from all boards of directors or similar governing bodies of Promus or any of its Retained Subsidiaries on which they serve, and from all positions as officers or employees of Promus or any of its Retained Subsidiaries in which they serve, except that (i) Michael D. Rose shall serve as a director and

Chairman of Promus and as a director and Chairman of PRH, and (ii) Ben C.

Peternell shall serve as an executive officer of Promus (as well an officer of

Embassy) and as a director of PRH.  Promus shall cause all of its directors and the Retained Employees to resign from all boards of directors or similar governing bodies of PRH or any of its subsidiaries on which they serve, and from all positions as officers or employees of PRH or any of its subsidiaries in which they serve, except to the extent specified in the preceding sentence.

               Section 6.03.  Certificate and Bylaws.  On or prior to the

Distribution Date, PRH shall adopt the PRH Certificate and the PRH Bylaws, and shall file the PRH Certificate with the Secretary of State of the State of

Delaware.

               Section 6.04.  Certain Post-Distribution Transactions.

               (a)  PRH.  (i) PRH shall, and shall cause each of the PRH

Subsidiaries to, comply with each representation and statement made, or to be made, to Latham & Watkins in connection with its tax opinion or any other opinion obtained, or to be obtained, by Promus and PRH acting together, from any tax counsel with respect to any transaction contemplated by this Agreement and

(ii) until the second anniversary of the Distribution Date, neither PRH nor any of its subsidiaries shall (A) liquidate, merge with any other

                                      -  -
corporation or sell or otherwise dispose of a material portion of its assets,

except in the ordinary course of business and except for contributions of hotel real estate to ventures or entities in which PHC will continue to own an equity interest and with respect to which hotel real estate PHC retains a contractual right to serve as manager or franchisor, (B) repurchase or issue any PRH capital stock (other than stock issued pursuant to employee plans), or (C) cease the active conduct of a material portion of its business independently, with its own employees and without material change, unless, in each of cases (A), (B) and

(C), in the opinion of counsel to PRH, which opinion shall be reasonably satisfactory to Promus, or pursuant to a favorable IRS ruling letter reasonably satisfactory to Promus, such act or omission would not adversely affect the tax consequences of the Distribution to Promus or the stockholders of Promus, as set forth in any tax opinion issued by Latham & Watkins; and PRH has no present intention to take any such actions.

               (b)  Promus.  (i) Promus shall, and shall cause each of its subsidiaries to, comply with each representation and statement made, or to be made, to Latham & Watkins in connection with its tax opinion or any other opinion obtained, by Promus and PRH acting together, from any tax counsel with respect to any transaction contemplated by this Agreement; and (ii) until the second anniversary of the Distribution Date, neither Promus nor any of its subsidiaries shall (A) liquidate, merge with any other corporation or sell or otherwise dispose of a material portion of its assets (other than the PRH

Assets), except in the ordinary course of business, (B) repurchase or issue any capital stock of Promus (other than stock issued pursuant to employee plans), or

(C) cease the active conduct of a material portion of its business independently, with its own employees and without material change, unless, in each of cases (A), (B) and (C), in the opinion of counsel to Promus, which opinion shall be reasonably satisfactory to PRH, or pursuant to a favorable

                                      -  -

IRS ruling letter reasonably satisfactory to PRH, such act or omission would not adversely affect the tax consequences of the Distribution to PRH or the stockholders of PRH, as set forth in any opinion issued by Latham & Watkins; and

Promus has no present intention to take any such actions.

               Section 6.05.  Corporate Name.  Effective as of the Distribution

Date, Promus shall change its corporate name to "Harrah's Entertainment, Inc."

and Embassy shall change its corporate name to "Harrah's Operating Company,

Inc."  All references to Promus and Embassy herein shall be references to each such corporation both before and after such corporate name change.

               Section 6.06.  PRH Rights Plan.  Prior to the Distribution Date,

the PRH Board may elect, in its sole discretion, to recommend that PRH adopt a stockholder rights plan (the "PRH Rights Plan").  The PRH Rights Plan will provide for the distribution of preferred share purchase rights ("PRH Rights")

with respect to each share of PRH Common Stock.  The PRH Rights will be attached to the PRH Common Stock and will not be exercisable, or transferable apart from the PRH Common Stock, unless and until certain events occur.  If certain events occur relating to the acquisition by an acquiring person of PRH Common Stock, or a merger or other combination of PRH with an acquiring person, the PRH Rights will entitle holders (other than the acquiring person) to purchase either PRH

Common Stock or common stock of the acquiring person at a discount.  The specific terms of the PRH Rights will be determined by the Board of Directors of

PRH consistent with the description thereof in the Proxy Statement.

                                   ARTICLE VII

                       ACCESS TO INFORMATION AND SERVICES

               Section 7.01.  Provision of Corporate Records.

               (a)  Except as may otherwise be provided in a Related Agreement,

Promus shall arrange as soon as practicable following the Distribution Date,

                                      -  -
to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at PRH's cost) to PRH of the

PRH Books and Records in its possession, except to the extent such items are already in the possession of PRH or a PRH Subsidiary.  Such PRH Books and

Records shall be the property of PRH, but shall be available to Promus for review and duplication until Promus shall notify PRH in writing that such records are no longer of use to Promus or until the 10th anniversary of this

Agreement.

               (b)  Except as otherwise provided in a Related Agreement, PRH shall arrange as soon as practicable following the Distribution Date, to the extent not previously delivered in connection with the transactions contemplated in Article II, for the transportation (at Promus's cost) to Promus of the Promus

Books and Records in its possession, except to the extent such items are already in the possession of Promus.  The Promus Books and Records shall be the property of Promus, but shall be available to PRH for review and duplication until PRH shall notify Promus in writing that such records are no longer of use to PRH or until the 10th anniversary of this Agreement.

               Section 7.02.  Access to Information.  Except as otherwise provided in a Related Agreement, from and after the Distribution Date, Promus shall afford to PRH and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to all records, books, contracts, instruments, computer data and other data and information relating to pre-Distribution operations

(collectively, "Information") within Promus's possession insofar as such access is reasonably required by PRH for the conduct of its business, subject to appropriate restrictions for confidential

                                      -  -
or Privileged Information.  Similarly, except as otherwise provided in a Related

Agreement, PRH shall afford to Promus and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information)

and duplicating rights during normal business hours to Information within PRH's possession, insofar as such access is reasonably required by Promus for the conduct of its business, subject to appropriate restrictions for confidential or

Privileged Information.  Information may be requested under this Article VII for the legitimate business purposes of either party, including without limitation,

audit, accounting, claims (including claims for indemnification hereunder),

litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby.

               Section 7.03.  Production of Witnesses.  At all times from and after the Distribution Date, each of PRH and Promus shall use reasonable efforts to make available to the other, upon written request, its and its subsidiaries'

officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action.

               Section 7.04.  Reimbursement.  Except to the extent otherwise contemplated in any Related Agreement, a party providing Information or witness services to the other party under this Article VII shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments of such amounts, relating to supplies, disbursements and other out-of-pocket expenses

(at cost) and direct and indirect expenses of employees who are witnesses or otherwise furnish assistance (at cost), as may be reasonably incurred in providing such Information or witness services.



                                      -  -

               Section 7.05.  Retention of Records.  Except as otherwise

required by law or agreed to in a Related Agreement or otherwise in writing,

each of Promus and PRH may destroy or otherwise dispose of any of the

Information, which is material Information and is not contained in other

Information retained by Promus or PRH, as the case may be, at any time after the

10th anniversary of this Agreement, provided that, prior to such destruction or disposal, (a) it shall provide no less than 90 or more than 120 days prior written notice to the other, specifying in reasonable detail the Information proposed to be destroyed or disposed of and (b) if a recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the Information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the Information as was requested at the expense of the party requesting such Information.

               Section 7.06.  Confidentiality.  Each of Promus and its

Subsidiaries on the one hand, and PRH and its Subsidiaries on the other hand,

shall hold, and shall cause its consultants and advisors to hold, in strict confidence, all Information concerning the other in its possession or furnished by the other or the other's representatives pursuant to this Agreement (except to the extent that such Information has been (i) in the public domain through no fault of such party or (ii) later lawfully acquired from other sources by such party), and each party shall not release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, rating agencies, bankers and other consultants and advisors, unless compelled to disclose by judicial or administrative process or by other requirements of law or regulation, or unless such Information is reasonably required to be disclosed in connection with (x) any litigation with any third parties or litigation between the Promus Group and the PRH Group,

                                      -  -

(y) any contractual agreement to which the Promus Group or the PRH Group are currently parties, or (z) in exercise of either party's rights hereunder.

               Section 7.07.  Privileged Matters.  Promus and PRH recognize that legal and other professional services that have been and will be provided prior to the Distribution Date have been and will be rendered for the benefit of both the Promus Group and the PRH Group and that both the Promus Group and the PRH

Group should be deemed to be the client for the purposes of asserting all

Privileges.  To allocate the interests of each party in the Privileged

Information, the parties agree as follows:

               (a)  Promus shall be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information which relates solely to the Retained Business, whether or not the Privileged

Information is in the possession of or under the control of Promus or PRH.

Promus shall also be entitled, in perpetuity, to control the assertion or waiver of all Privileges in connection with Privileged Information that relates solely to the subject matter of any claims constituting Retained Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by Promus, whether or not the Privileged

Information is in the possession of or under the control of Promus or PRH.

               (b)  PRH shall be entitled, in perpetuity, to control the

assertion or waiver of all Privileges in connection with  Privileged Information which relates solely to the PRH Business, whether or not the Privileged

Information is in the possession of or under the control of Promus or PRH.  PRH shall also be entitled, in perpetuity, to control the assertion or waiver of all

Privileges in connection with Privileged Information which relates solely to the subject matter of any claims constituting PRH Liabilities, now pending or which may be asserted in the future, in any

                                      -  -
lawsuits or other proceedings initiated against or by PRH, whether or not the

Privileged Information is in the possession of PRH or under the control of

Promus or PRH.

               (c)  Promus and PRH agree that they shall have a shared

Privilege, with equal right to assert or waive, subject to the restrictions in this Section 7.07, with respect to all Privileges not allocated pursuant to the terms of Sections 7.07(a) and (b).  All Privileges relating to any claims,

proceedings, litigation, disputes, or other matters which involve both Promus and PRH in respect of which Promus and PRH retain any responsibility or liability under this Agreement, shall be subject to a shared Privilege.

               (d)  No party may waive any Privilege which could be asserted under any applicable law, and in which the other party has a shared Privilege,

without the consent of the other party, except to the extent reasonably required in connection with any litigation with third parties or as provided in subsection (e) below.  Consent shall be in writing, or shall be deemed to be granted unless written objection is made within 20 days after notice upon the other party requesting such consent.

               (e)  In the event of any litigation or dispute between a member of the Promus Group and a member of the PRH Group, either party may waive a

Privilege in which the other party has a shared Privilege, without obtaining the consent of the other party, provided that such waiver of a shared Privilege shall be effective only as to the use of Information or counsel with respect to the litigation or dispute between the Promus Group and the PRH Group, and shall not operate as a waiver of the shared Privilege with respect to third parties.

               (f)  If a dispute arises between the parties regarding whether a

Privilege should be waived to protect or advance the interest of either party,

each party agrees that it shall negotiate in good faith, shall endeavor to

                                      -  -
minimize any prejudice to the rights of the other party, and shall not unreasonably withhold consent to any request for waiver by the other party.

Each party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

               (g)  Upon receipt by any party of any subpoena, discovery or other request which arguably calls for the production or disclosure of

Information subject to a shared Privilege or as to which the other party has the sole right hereunder to assert a Privilege, or if any party obtains knowledge that any of its current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such Privileged Information, such party shall promptly notify the other party of the existence of the request and shall provide the other party a reasonable opportunity to review the Information and to assert any rights it may have under this Section 7.07 or otherwise to prevent the production or disclosure of such Privileged Information.

               (h)  The transfer of the PRH Books and Records and the Promus

Books and Records and other Information between Promus and its Subsidiaries and

PRH and its Subsidiaries, is made in reliance on the agreement of Promus and

PRH, as set forth in Sections 7.06 and 7.07, to maintain the confidentiality of

Privileged Information and to assert and maintain all applicable Privileges with respect to third parties.  The access to information being granted pursuant to

Sections 7.01 and 7.02 hereof, the agreement to provide witnesses and individuals pursuant to Section 7.03 hereof and the transfer of Privileged

Information between Promus and its Subsidiaries and PRH and its Subsidiaries

pursuant to this Agreement shall not be deemed a waiver of any Privilege that has been or may be asserted under this Agreement or otherwise.

                                      -  -

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

               Section 8.01.  Non-Competition Agreement.

               (a)  PRH.  Until 5 years after the Distribution Date, PRH and its

Affiliates shall not, without the express written consent of Harrah's

Entertainment, compete with the Casino Business of Harrah's Entertainment,

provided (i)  that two years after the Distribution Date and for the remaining term of this covenant, such restrictions shall not prevent PRH or any of its

Affiliates from competing with the Casino Business in geographic areas where

Harrah's Entertainment is prohibited, by law or by contract, from operating casino facilities (or any additional casino facilities) and (ii) that such restrictions shall not prevent PRH or any of its Affiliates from operating the

Hotel Business in competition with Harrah's Entertainment's casino facilities or from operating a limited scale casino (no more than 10,000 square feet or 300 gaming positions) in a predominantly hotel facility.  In the event that PRH or any of its Affiliates determines to operate a limited scale casino as described above, PRH shall offer to Harrah's Entertainment the right to provide management or consulting services to PRH in connection therewith.  In the event that PRH determines not to accept such services on the terms specified by Harrah's

Entertainment, then PRH and its Affiliates shall not enter into any management or consulting agreement with any other person on terms and conditions that are less favorable to PRH than the terms offered by Harrah's Entertainment, without first offering such terms to Harrah's Entertainment.

               (b)  Harrah's Entertainment.  Until 5 years after the

Distribution Date, Harrah's Entertainment and its Affiliates shall not, without the express written consent of PRH, compete with the Hotel Business of PRH,

provided that such restrictions shall not prevent or impair the operation
                                      -  -
or ownership by Harrah's Entertainment or any of its Affiliates of any hotel facility related to or supporting a casino facility as such hotel facility may be operated presently or in the future.

               (c)  As used in this Section 8.01, the term "Affiliates" includes any entity in which PRH or Harrah's Entertainment owns a 20% or greater interest, but excludes any entity owning a controlling or other interest in either company (now or in the future).  PRH and Harrah's Entertainment will not be permitted to unreasonably withhold their consent to transactions involving

Affiliates that are not controlled by the other Company.

               Section 8.02.  Hiring of Employees.  Neither PRH nor Promus nor

their respective Affiliates shall, for a period of two years after the

Distribution Date, hire any employee of the other company or its subsidiaries

(it being understood that PRH or its Affiliates may employ any PRH Employee and

Promus or its Affiliates may employ any Retained Employee), except that, in order to provide opportunities for increased line-level responsibility and career growth to field operations employees of Promus and PRH at the manager,

director and vice president officer levels, Promus and PRH and their respective

Affiliates may employ any employee of the other company in the following categories:

          (1)  General manager or assistant general manager of any Embassy

               Suites, Hampton Inn, Hampton Inn and Suites or Homewood Suites

               hotel.

          (2)  Manager, director or vice president of any Harrah's casino operation.

               Section 8.03.  Settlement Agreement.  PRH and Promus shall cooperate with each other in respect of the Settlement Agreement by making available to each other such documents or other information and facilities which, in the reasonable opinion of the party requesting such documents or

                                      -  -
other information and facilities, may be necessary.  PRH shall promptly advise

Promus upon receipt of any notices or other communications related to the

Settlement Agreement.  Promus agrees to pay all of the out-of-pocket expenses

(including any reasonable fees of legal counsel) of PRH related to such cooperation.  PRH agrees that the defense or prosecution of the claims pursuant to the Settlement Agreement shall be solely under the direction and control of

Promus; provided that, without PRH's consent, Promus may not settle any claims or enter into any agreements in connection therewith if doing so would prejudice

PRH in a manner not adequately compensated by the indemnification provided in

Section 5.01.

                                   ARTICLE IX

                                  MISCELLANEOUS

               Section 9.01.  Complete Agreement; Construction.  This Agreement,

including the Schedules and Exhibits and the Related Agreements and other agreements and documents referred to herein or delivered pursuant hereto, shall constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations,

commitments and writings with respect to such subject matter.  Notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of the Related Agreements, then the Related Agreements shall control; provided, however, that this Agreement shall control in the event of any conflict between the provisions of this Agreement and the deeds which effect the transfer of the Transferred Real Property.

               Section 9.02.  Expenses.  Except as otherwise set forth in this

Agreement or any Related Agreement, all costs and expenses incurred through the

Distribution Date in connection with the preparation, execution, delivery and implementation of this Agreement, the Distribution and with the

                                      -  -
consummation of the transactions contemplated by this Agreement shall be charged to Promus (other than the costs and expenses of the PRH Credit Agreement, which shall be charged to PRH).  Except as otherwise set forth in this Agreement or any Related Agreement, all costs and expenses incurred following the

Distribution Date in connection with implementation of the transactions contemplated in this Agreement shall be charged to the party for whose benefit the expenses are incurred, with any expenses which cannot be allocated on such basis to be split equally between the parties.

               Section 9.03.  Accounting Adjustments.  Except as otherwise set forth in this Agreement or any Related Agreement, Promus and PRH agree (i) after the Distribution Date, to cooperate in finalizing any adjustments required to finalize accounting allocations and entries made to account for the transactions contemplated by this Agreement and the Related Agreements, and (ii) that any such adjustments shall be finalized by December 31, 1995.  Subsequent to

December 31, 1995, any accounting required to adjust either PRH's or Promus's books and records shall be the responsibility of the respective companies and no adjustments will be made to account for the transactions contemplated by this

Agreement and the Related Agreements.  This Section 9.03 is not intended to impact any other sections of this Agreement or any of the Related Agreements.

               Section 9.04.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without regard to the principles of conflicts of laws thereof.

               Section 9.05.  Notices.  All notices and other communications hereunder shall be in writing and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as shall be



                                      -  -
specified by like notice) and shall be deemed given on the date on which such notice is received:

               To PRH:

                    Promus Hotel Corporation
                    6800 Poplar Avenue, Suite 200
                    Memphis, TN  38138
                    Attention:  Ralph B. Lake
                                General Counsel

               To Promus:

                    The Promus Companies Incorporated
                    1023 Cherry Road
                    Memphis, Tennessee  38117
                    Attention:  Corporate Secretary

               Section 9.06.  Amendments.  This Agreement may not be modified or amended except by an agreement in writing signed by the parties.

               Section 9.07.  Successors and Assigns.  This Agreement and all of

the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

               Section 9.08.  Termination.  This Agreement may be terminated and the Distribution abandoned at any time prior to the Distribution Date by and in the sole discretion of the Promus Board without the approval of PRH or of

Promus's stockholders.  In the event of such termination, no party shall have any liability to any other party pursuant to this Agreement.

               Section 9.09.  Subsidiaries.  Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions,

agreements and obligations set forth herein to be performed by any Subsidiary of such party which is contemplated to be a Subsidiary of such party on and after the Distribution Date.

               Section 9.10.  No Third-Party Beneficiaries.  This Agreement is

solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any



                                      -  -
remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

               Section 9.11.  Titles and Headings.  Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this

Agreement.

               Section 9.12.  Exhibits and Schedules.  The Exhibits and

Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

               Section 9.13.  Legal Enforceability.  Any provision of this

Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Without prejudice to any rights or remedies otherwise available to any party hereto,

each party hereto acknowledges that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.

               Section 9.14.  Arbitration of Disputes.  (a)  Any controversy or claim arising out of this Agreement, or any breach of this Agreement, including any controversy relating to a determination of whether specific assets constitute PRH Assets or Retained Assets or whether specific Liabilities constitute PRH Liabilities or Retained Liabilities, but excluding any controversy relating to the matters set forth in Section 2.06, shall be settled by arbitration in accordance with the Rules of the American Arbitration

Association then in effect, as modified by this Section 9.13 or by the further agreement of the parties.

                                      -  -

               (b)  Such arbitration shall be conducted in Memphis, Tennessee.

               (c)  Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  The arbitrators shall not,

under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

               (d)  Nothing contained in this Section 9.13 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement or (ii) for specific enforcement of this Section 9.13.

The parties agree that any legal remedy available to a party with respect to a breach of this Section 9.13 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 9.13.

               (e)  The Parties hereby consent to the jurisdiction of the federal courts located in Memphis, Tennessee for all purposes.

               (f)  Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

               (g)  Each party shall bear its own costs incurred in the

arbitration.  If either party refuses to submit to arbitration any dispute required to be submitted to arbitration pursuant to this Section 9.13, and instead commences any other proceeding, including, without limitation,

litigation, then the party who seeks enforcement of the obligation to



                                      -  -
arbitrate shall be entitled to its attorneys' fees and costs incurred in any such proceeding.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.



                              THE PROMUS COMPANIES INCORPORATED,
                              a Delaware corporation



                              By:     CHARLES A. LEDSINGER, JR.
                                   ------------------------------
                              Name:    Charles A. Ledsinger, Jr.
                              Title:   Senior Vice President



                              PROMUS HOTEL CORPORATION,
                              a Delaware corporation



                              By:     DONALD H. DEMPSEY
                                   ------------------------------
                              Name:    Donald H. Dempsey
                              Title:   SVP-CFO


























                                      -  -

                                    EXHIBITS

Exhibit A:     Employee Benefits Allocation Agreement

Exhibit B-1:   Harrah's Entertainment Pro Forma Balance Sheet

Exhibit B-2:   Harrah's Entertainment Pro Forma Statement of Income

Exhibit C:     Information Technology Agreements

Exhibit C-1:   Data Center Lease

Exhibit C-2:   Marketing Services Agreement

Exhibit C-3:   Satellite Services Agreement

Exhibit C-4:   Software Agreement

Exhibit C-5:   Transitional Service Agreement

Exhibit C-6:   Administrative Systems Services Agreement

Exhibit C-7:   Disaster Recovery Agreement

Exhibit D:     PRH Bylaws

Exhibit E:     PRH Certificate

Exhibit F-1:   PRH Pro Forma Balance Sheet

Exhibit F-2:   PRH Pro Forma Statement of Income

Exhibit G:     Risk Management Allocation Agreement

Exhibit H:     Tax Sharing Agreement

Exhibit I:     Trademark Assignment Agreement

Exhibit J:     Property Tax Services Agreement

Exhibit K:     Opinion of James D. Wolfensohn Incorporated
















                                      -  -

                                    SCHEDULES

1.01(a)             Existing Promus Credit Facilities

1.01(b)             PRH Liabilities

1.01(c)             Retained Assets

1.01(d)             Retained Liabilities

1.01(e)             Retained Real Property

1.01(f)             Transferred Joint Venture Interest

1.01(g)             Transferred Real Property

1.01(h)             Transferred Subsidiaries

2.01(a)             Excluded Assets






































                                      -  -

                                TABLE OF CONTENTS
                                ----------------
                                                                            Page
                                                                            ----

ARTICLE I - DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .    2

     Section 1.01.  General . . . . . . . . . . . . . . . . . . . . . . . .    2
     Section 1.02.  Terms Defined Elsewhere in Agreement  . . . . . . . . .   13

ARTICLE II - TRANSFER OF ASSETS . . . . . . . . . . . . . . . . . . . . . .   14

     Section 2.01.  Transfer of Assets to PRH; Harrah's Mergers . . . . . .   14
     Section 2.02.  Transfers Not Effected Prior to the Distribution  . . .   16
     Section 2.03.  Cooperation Re:  Assets . . . . . . . . . . . . . . . .   17
     Section 2.04.  No Representations or Warranties; Consents  . . . . . .   17
     Section 2.05.  Conveyancing and Assumption Instruments . . . . . . . .   19
     Section 2.06.  Cash Allocation . . . . . . . . . . . . . . . . . . . .   20
     Section 2.07.  Financing . . . . . . . . . . . . . . . . . . . . . . .   22

ARTICLE III - ASSUMPTION AND SATISFACTION OF LIABILITIES  . . . . . . . . .   22

     Section 3.01.  Assumption and Satisfaction of Liabilities  . . . . . .   22

ARTICLE IV - THE DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . .   23

     Section 4.01.  Cooperation Prior to the Distribution . . . . . . . . .   23
     Section 4.02.  Promus Board Action; Conditions Precedent to the
                      Distribution  . . . . . . . . . . . . . . . . . . . .   24
     Section 4.03.  The Distribution  . . . . . . . . . . . . . . . . . . .   26
     Section 4.04.  Cash in Lieu of Fractional Shares . . . . . . . . . . .   26

ARTICLE V - INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . .   27

     Section 5.01.  Indemnification by Promus . . . . . . . . . . . . . . .   27
     Section 5.02.  Indemnification by PRH  . . . . . . . . . . . . . . . .   27
     Section 5.03.  Insurance Proceeds  . . . . . . . . . . . . . . . . . .   28
     Section 5.04.  Procedure for Indemnification . . . . . . . . . . . . .   29
     Section 5.05.  Remedies Cumulative . . . . . . . . . . . . . . . . . .   33
     Section 5.06.  Survival of Indemnities . . . . . . . . . . . . . . . .   33

ARTICLE VI - CERTAIN ADDITIONAL MATTERS . . . . . . . . . . . . . . . . . .   33

     Section 6.01.  PRH Board . . . . . . . . . . . . . . . . . . . . . . .   33
     Section 6.02.  Resignations; Promus Board  . . . . . . . . . . . . . .   34
     Section 6.03.  Certificate and Bylaws  . . . . . . . . . . . . . . . .   34
     Section 6.04.  Certain Post-Distribution Transactions  . . . . . . . .   34
     Section 6.05.  Corporate Name  . . . . . . . . . . . . . . . . . . . .   36
     Section 6.06.  PRH Rights Plan . . . . . . . . . . . . . . . . . . . .   36

ARTICLE VII - ACCESS TO INFORMATION AND SERVICES  . . . . . . . . . . . . .   37

     Section 7.01.  Provision of Corporate Records  . . . . . . . . . . . .   37
     Section 7.02.  Access to Information . . . . . . . . . . . . . . . . .   37
     Section 7.03.  Production of Witnesses . . . . . . . . . . . . . . . .   38
     Section 7.04.  Reimbursement . . . . . . . . . . . . . . . . . . . . .   39
     Section 7.05.  Retention of Records  . . . . . . . . . . . . . . . . .   39
     Section 7.06.  Confidentiality . . . . . . . . . . . . . . . . . . . .   39
     Section 7.07.  Privileged Matters  . . . . . . . . . . . . . . . . . .   40

ARTICLE VIII - ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . .   43

     Section 8.01.    Non-Competition Agreement . . . . . . . . . . . . . .   43
     Section 8.02.    Hiring of Employees . . . . . . . . . . . . . . . . .   45
     Section 8.03.    Settlement Agreement  . . . . . . . . . . . . . . . .   45

ARTICLE IX - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . .   45

     Section 9.01.  Complete Agreement; Construction  . . . . . . . . . . .   45
     Section 9.02.  Expenses  . . . . . . . . . . . . . . . . . . . . . . .   46
     Section 9.03.  Accounting Adjustments  . . . . . . . . . . . . . . . .   46
     Section 9.04.  Governing Law . . . . . . . . . . . . . . . . . . . . .   47
     Section 9.05.  Notices . . . . . . . . . . . . . . . . . . . . . . . .   47
     Section 9.06.  Amendments  . . . . . . . . . . . . . . . . . . . . . .   48
     Section 9.07.  Successors and Assigns  . . . . . . . . . . . . . . . .   48
     Section 9.08.  Termination . . . . . . . . . . . . . . . . . . . . . .   48
     Section 9.09.  Subsidiaries  . . . . . . . . . . . . . . . . . . . . .   48
     Section 9.10.  No Third-Party Beneficiaries  . . . . . . . . . . . . .   48
     Section 9.11.  Titles and Headings . . . . . . . . . . . . . . . . . .   49
     Section 9.12.  Exhibits and Schedules  . . . . . . . . . . . . . . . .   49
     Section 9.13.  Legal Enforceability  . . . . . . . . . . . . . . . . .   49
     Section 9.14.  Arbitration of Disputes . . . . . . . . . . . . . . . .   49

EXHIBITS

SCHEDULES

                                Schedule 1.01(a)

                        Existing Promus Credit Facilities
                        ---------------------------------


1. Credit Agreement dated as of July 22, 1993 among The Promus Companies Incorporated, Embassy Suites, Inc., Certain Subsidiaries of Embassy Suites, Inc., Various Banks, Bankers Trust Company, The Bank of New York, Credit Lyonnais, Atlanta Agency and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent.

     As amended and restated pursuant to: Amended and Restated Credit Agreement dated as of June 9, 1995 among The Promus Companies Incorporated, Embassy Suites, Inc., Certain Subsidiaries of Embassy Suites, Inc., Various Banks, Bankers Trust Company. The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent (to be effective upon the satisfaction of certain conditions set forth therein on or before the Distribution Date).

2. Credit Agreement dated as of June 9, 1995 among The Promus Companies Incorporated, Embassy Suites, Inc., Certain Subsidiaries of Embassy Suites, Inc., Various Banks, Bankers Trust Company, The Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The Long-Term Credit Bank of Japan, New York Branch, NationsBank of Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch, as Agents, and Bankers Trust Company, as Administrative Agent (to be effective upon the satisfaction of certain conditions set forth therein on or before the Distribution Date).

3. Credit Agreement dated as of June 1, 1994 among The Promus Companies Incorporated, Embassy Suites, Inc., Various Banks and Bankers Trust Company, as Administrative Agent.



















                                      -  -

                                Schedule 1.01(b)

                                 PRH Liabilities
                                 ---------------



1.   Capital Leases

     Embassy - Tucson                         $    44,350
     Embassy - Orlando                        $    31,362
     Embassy - Thomas Road                    $    35,072
     Embassy - Philadelphia Airport           $    41,031
     Information Technology                   $ 1,773,302
     Marketing Services Center                $    68,061

2.   Notes

     Embassy - DeBanks Henwood                $  917,641
     Hampton - San Francisco land             $  296,724

3.   Guarantees

     Meadowlands Land Lease                   $29,356,749
     Chicago Lombard                          $   500,000
     Embassy Pacific Partner LP,
       Embassy Atlanta Buckhead Partners LP
       and Embassy LaJolla Partners LP        $ 4,000,000
     Executive Life Guarantee         [Not to exceed $8,100,000]

4.   Executive Deferred Compensation Plans and Deferred Compensation Plan

5. Commitment to purchase $25,000,000 of shares in Felcor Suites Hotels, Inc. or units in Felcor Suites Hotels Limited Partnership

6. Indemnity for hotel-related letters of credit issued under Bankers Trust facility



















                                      -  -

                                  Schedule 1.01

                                 Retained Assets
                                 ---------------


     -  Aircraft

     -  Hangar and related facilities at Memphis airport

     - Cherry Road office (including all furniture, fixtures and equipment located thereat or associated therewith) [Art?]

     -  Racquet Club Membership and suite

     -  Memphis State Basketball tickets

     -  Pyramid Arena Suite

     - Equitable portion of other purchased tickets, memberships, subscriptions and the like

     -  Vehicles related principally to the Cherry road offices

     -  Antique automobiles

     -  Proceeds of Joe Francis life insurance in escrow






























                                      -  -

                                Schedule 1.01(d)

                              Retained Liabilities
                              --------------------


1. Hotel-related letters of credit issued under the Bankers Trust facility and covered by an indemnity agreement from PRH

2.   Other hotel-related liabilities covered by an indemnity agreement from PRH














































                                      -  -

                                Schedule 1.01(e)

                             Retained Real Property
                             ----------------------


1.   Casino in Reno, Nevada

2.   Casino in Las Vegas, Nevada

3.   Casino in Lake Tahoe, Nevada

4.   Bill's Casino in Lake Tahoe, Nevada

5.   Cherry Road campus in Memphis, Tennessee

6.   Chalfonte property in Atlantic City, New Jersey

7.   Camelot property in Atlantic City, New Jersey






































                                      -  -

                                Schedule 1.01(f)

                       Transferred Joint Venture Interests
                       -----------------------------------


1. Barshop-HII Joint Venture, a Texas general partnership formed pursuant to that certain Joint Venture Agreement dated January 17, 1984 and amended by that certain Amendment to Joint Venture Agreement dated February 1, 1995 between Embassy Suites, Inc. and PMB Associates, Ltd.

2. Embassy AKERS Venture, a Georgia general partnership formed pursuant to that certain Joint Venture Agreement dated March 2, 1984 among Embassy Suites, Inc., George H. Johnson, and Charles C. Barton.

3. SES/D.C. Venture, a District of Columbia general partnership formed pursuant to that certain Amended and Restated Joint Venture Agreement dated April 8, 1988 between Embassy Suites, Inc., CHS/D.C. One Associates and Shuwa Hotel Joint Venture.

4. Embassy/GACL Lombard Venture, an Illinois general partnership formed pursuant to that certain Joint Venture Agreement dated July 28, 1987 as amended by that certain First Amendment to Joint Venture Agreement of Embassy/GACL Lombard Venture dated June 30, 1992 between Embassy Suites, Inc., Embassy Development Corporation and GACL Lombard, Inc.

5. Embassy Shaw/Parsippany Venture, a New Jersey general partnership formed pursuant to that certain Joint Venture Agreement dated January 4, 1986 between Embassy Suites, Inc. and CHS Parsippany Associates, L.P.

6. Embassy Shaw/Rochester Venture, a New York general partnership formed pursuant to that certain Joint Venture Agreement dated April 7, 1989 between Embassy Suites, Inc. and CHS Investment Company, Inc.

7. EPT Atlanta-Perimeter Center Limited Partnership, a Delaware limited partnership, formed pursuant to that certain Limited Partnership Agreement dated December 3, 1987 among Suite Life, Inc. and APCGEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

8. EPT Austin Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated July 11, 1986 as amended by that certain First Amendment to Limited Partnership Agreement dated December 12, 1986 among Suite Life, Inc. and ATEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

9. EPT Bloomington Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated July 11, 1986 as amended by that certain First Amendment to Limited Partnership Agreement dated December 12, 1986 among Suite Life, Inc. and BMEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.




                                      -  -

10. EPT Covina Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated July 11, 1986 as amended by that certain First Amendment to Limited Partnership Agreement dated December 12, 1986 among Suite Life, Inc. and CCEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

11. EPT Crystal City Land Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated June 27, 1989 among Suite Life, Inc. and CCVEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

12. EPT Kansas City Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated July 11, 1986 as amended by that certain First Amendment to Limited Partnership Agreement dated December 12, 1986 among Suite Life, Inc. and KCMEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

13. EPT Meadowlands Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated December 3, 1987 among Suite Life, Inc. and MNJEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

14. EPT Omaha Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated July 11, 1986 as amended by that certain First Amendment to Limited Partnership Agreement dated December 12, 1986, among Suite Life, Inc. and ONEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

15. EPT Overland Park Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated December 3, 1987 among Suite Life, Inc. and OPKEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

16. EPT Raleigh Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated December 3, 1987 among Suite Life, Inc. and RNCEPT Realty Corporation as general partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.

17. EPT San Antonio Limited Partnership, a Delaware limited partnership formed pursuant to that certain Limited Partnership Agreement dated July 11, 1986 and amended by that certain First Amendment to Limited Partnership Agreement December 12, 1986 among Suite Life, Inc. and SATEPT Realty Corporation as genera; partners and Embassy Suites, Inc. and EPT Hotel Equities Ltd. as limited partners.






                                      -  -

18. E.S. Philadelphia Airport Joint Venture, a Pennsylvania general partnership formed pursuant to that certain Joint Venture Agreement dated February 2, 1989 between Embassy Suites, Inc. and ES/PA, L.P.

19. Granada Royale Hometel-Tucson, an Arizona limited partnership formed pursuant to that certain Certificate and Agreement of Limited Partnership dated March 3, 1975, amended by that certain Amendment to Certificate and Agreement of Limited Partnership dated August 18, 1975, and amended by that certain Second Amendment to Certificate and Agreement of Limited Partnership on December 10, 1975, among Embassy Suites, Inc. as general partner and certain limited partners.

20. Granada Royale Hometel-West, an Arizona limited partnership, formed pursuant to that certain Certificate and Agreement of Limited Partnership dated January 1, 1976, amended by that certain Amended, Restated and Refiled Certificate and Agreement of Limited Partnership dated March 30, 1984, and amended by that certain Amendment to Certificate and Agreement of Limited Partnership dated March 28, 1985, among Embassy Suites, Inc. as general partner and certain limited partners.

21. King Street Station Hotel Associates, L.P., a Virginia limited partnership formed pursuant to that certain Limited Partnership Agreement dated April 28, 1989 among The Oliver Carr Company and Duke Street Partnership L.P. as general partners and Embassy Suites, Inc. as limited partner.

22. MHV Joint Venture, a Texas general partnership formed pursuant to that certain Joint Venture Agreement dated January 6, 1989 between Embassy Suites, Inc. and Submarin, L.P.

23. Pacific Market Investment Company, a California general partnership formed pursuant to that certain Joint Venture Agreement dated December 19, 1986 between Harbor Drive Company and Embassy Suites, Inc.

24. Riverview/Embassy Joint Venture, an inactive joint venture in which Embassy Suites has a 50% interest.

25. Embassy Suites Club No. Two, Inc., a Texas corporation in which Embassy Suites, Inc. has a 49% ownership interest.

















                                      -  -

                                Schedule 1.01(g)

                            Transferred Real Property
                            -------------------------



1.   Orlando - Lake Buena Vista (fee interest)

2.   Phoenix - 24th & Thomas Road (ground lease interest)

3.   Dallas - Market Center (leasehold interest)

4.   Data Center Building (fee interest)

5. Ridgeway Center Offices - 850 Ridge Lake Boulevard, Memphis, Tennessee (multiple leasehold interests)

6. Ridgeway Center Offices - 860 Ridge Lake Boulevard, Memphis, Tennessee (multiple leasehold interests)

7. Ridgeway Center Offices - 959 Ridgeway Loop, Memphis, Tennessee (multiple leasehold interests)

8. Southwind - 8245 Tournament Drive, Memphis, Tennessee (multiple leasehold interests)

9. Southwind - 3239 Players Club Parkway, Memphis, Tennessee (leasehold interest)

10.  6800 Poplar, Memphis, Tennessee (leasehold interest)


























                                      -  -

                                Schedule 1.01(h)

                            Transferred Subsidiaries
                            ------------------------



1.   Buckleigh, Inc. (100% owned by ESI)

2.   ATM Hotels (50% owned by ESI; 50% owned by Pacific Hotels, Inc.)

3.   Compass, Inc. (100% owned by ESI)

4.   EJP Corporation (100% owned by ESI)

5.   Embassy Development Corporation (100% owned by ESI)

6.   Embassy Equity Development Corporation (100% owned by ESI)

7.   Embassy Memphis Corporation (100% owned by ESI)

8.   Embassy Pacific Equity Corporation (100% owned by ESI)

9.   Embassy Suites Club No. 1, Inc. (100% owned by ESI)

10.  Embassy Suites Club No. Three, Inc. (100% owned by ESI)

11.  Embassy Suites De Mexico, S.A., De C.V. (96% owned by ESI)

12.  Embassy Suites (Isla Verde), Inc. (100% owned by ESI)

13.  Embassy Suites (Puerto Rico), Inc. (100% owned by ESI)

14.  Embassy Vacation Resorts, Inc. (100% owned by ESI)

15.  EPAM Corporation (100% owned by ESI)

16.  ESI Development, Inc. (100% owned by ESI)

17.  ESI Mortgage Development Corporation (100% owned by ESI)

18.  ESI Mortgage Development Corporation II (100% owned by ESI)

19.  E.S. Philadelphia Airport Venture (ESI owns a 90% interest)

20.  GOL (Heathrow), Inc. (100% owned by ESI)

21. Granada Royale Hometel-West, a limited partnership (ESI owns a 50.003% interest)

22. Granada Royale Hometel-Tucson, a limited partnership (ESI owns a 65% interest)





                                      -  -

23.  Hampton Inns, Inc. (100% owned by ESI)

24.  Old Town Hotel Corporation (100% owned by ESI)

25.  Pacific Hotels, Inc. (100% owned by ESI)




















































                                      -  -

                                Schedule 2.01(a)

                                 Excluded Assets
                                 ---------------


Interests in those partnerships necessary to avoid Internal Revenue Code Section 708 tax terminations and, after the Distribution has been consummated, those certain hotel-related assets of Promus and its Subsidiaries that will be retained by Promus and its Subsidiaries but which shall be managed by Promus Hotels, Inc. pursuant to that certain Asset Management Agreement by and between Embassy Suites, Inc. and Promus Hotels, Inc. to be executed as of June 30, 1995.












































                                      -  -